EXHIBIT 99.2

Third Quarter Performance Highlights (including reconciliations of GAAP amounts to adjusted amounts)

Net income - as reported	$119.6 million
Costs incurred under settlement agreements and related professional fees	52.4 million

Net income excluding settlement costs	172.0 million
Diluted earnings per common share - as reported	0.33
Costs incurred under settlement agreements and related professional fees	0.15

Diluted earnings per common share excluding settlement costs	0.48
Return on equity - as reported	14.20%
Costs incurred under settlement agreements and related professional fees	6.23

Return on equity excluding settlement costs	20.43
Efficiency ratio - as reported	60.44
Costs incurred under settlement agreements and related professional fees	(9.00)

Efficiency ratio excluding settlement costs	51.44

Note: The information presented above is adjusted for the third quarter 2004 settlement agreements and related professional fees. These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.